CERTIFICATE OF NAME CHANGE AMENDMENT
TO
DECLARATION OF TRUST
OF
NUVEEN CONNECTICUT PREMIUM INCOME
MUNICIPAL FUND

	The undersigned, being a majority of the Trustees of
Nuveen Connecticut Premium Income Municipal Fund (the
  Trust ), acting pursuant to the authority granted to the Trustees under Article XIII, Section 4(ii) of the Declaration of Trust made on the 12th day of January, 1993 by the Trustees thereunder (as
amended from time to time, the   Declaration  ), do hereby amend
the Declaration, effective as of 8:59 a.m., Eastern time, on the 28th day of December, 2016, as follows:

1. Section 1 of Article I of the Declaration is amended to read in its entirety as follows:

Section 1.	Name.  This Trust shall be known as the   Nuveen
Connecticut Quality Municipal Income Fund,   and the Trustees
shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

	All references to the name of the Trust in the Declaration are hereby amended accordingly.

2. Except as amended hereby, the Declaration remains in full force and effect.



      IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 12th day of December, 2016.


/s/ William Adams IV	      			__/s/ Margo L. Cook
William Adams IV	Margo L. Cook,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606


/s/ Jack B. Evans	      			_/s/ William C. Hunter ___
Jack B. Evans,	William C. Hunter,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606


/s/ David J. Kundert	      		___/s/ Albin F. Moschner _
David J. Kundert,	Albin F. Moschner,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606


/s/ John K. Nelson	      			__/s/ William J. Schneider
John K. Nelson,	William J. Schneider,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606			    Chicago, Illinois  60606


				      		__/s/ Carole E. Stone _
Judith M. Stockdale,	Carole E. Stone,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606


/s/ Terence J. Toth      			_/s/ Margaret L. Wolff __
Terence J. Toth,	Margaret L. Wolff,
    as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606
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